November 10, 2008

VIA HAND DELIVERY

Dr. Edward M. Chait
308 Rosebank Lane
West Lafayette, IN  47906

Re:           Severance Agreement and Release of All Claims

Dear Ed:

As you were advised on November 6, 2008, your employment with BASi has been separated effective as of Friday, November 7, 2008.

In order to ease your transition and resolve any disputes arising from your Employment Agreement dated November 6, 2007, BASi is prepared to offer you a severance package with the terms detailed in this letter.  In addition to the severance amounts offered below, you will receive a check on Friday, November 14 for hours worked November 1 through November 10.  This check will be direct deposited and the pay stub will be mailed to your current address on file with BASi.

Please submit any outstanding expense statements as soon as possible.  We would like to finalize all claims in that regard within a short period of time.

You will receive information concerning your right to continuation of insurance pursuant to the federal law known as COBRA by separate letter.  In addition, the process to have your money withdrawn from the 401K plan can be initiated at your discretion.  We have enclosed some literature explaining the latest tax rules with regard to withdrawals that are not rolled over to another plan or an IRA.  Please contact Jeri Ungersma (ext. 358) if you have questions on this.

Please return all keys, BASi property, credit cards, and the enclosed termination agreement to me.

A.	Terms.

1.
Definitions.  The terms “you” and “your” and “Chait” mean Dr. Edward M. Chait, and anyone who has or obtains any legal right or claims through him.  “BASi” and “Company” mean Bioanalytical Systems, Inc. and include its past and present officers, directors, employees, agents, related corporations and entities, affiliates, principals, insurers, shareholders, attorneys, trustees, subsidiaries, predecessors, successors and assigns, any and all employee benefit plans (and any fiduciary of such plans) sponsored by BASi.  “Agreement” means this letter agreement which contains the terms of the severance package and which includes a release of all claims arising out of Chait's employment relationship with BASi and the termination of the employment relationship.  “The Parties” means Chait and BASi.

2.
No Admission of Liability.  This Agreement shall not in any way be construed as an admission by BASi that it has acted wrongfully with respect to you or any other person, or that you have any rights whatsoever against BASi.

Dr. Edward M. Chait
November 10, 2008

3.
Claims released by Chait.  By signing this Agreement, Chait unconditionally and fully releases and forever discharges BASi from (a) any and all possible claims, known or unknown, arising out of or from his employment with BASi under any and all possible legal, equitable, tort, contract or statutory theories, including but not limited to any claims for constructive or wrongful discharge or breach of contract, except for any claims relating to accrued and vested rights under a retirement plan; (b) any and all claims arising on or before the date Chait signs this Agreement, including but not limited to any charges, claims, demands or actions under Title VII of the Civil Rights Act of 1964 and the Equal Pay Act, 42 U.S.C. § 2000e et seq., Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. §  1981, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., the Indiana Civil Rights Law, the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq., the United States Constitution, the Indiana Constitution, any and all amendments to said statutes, and any other federal, state or local statute or law, ordinance or regulation, dealing in any way with employment or employment-related benefits and all claims for costs and attorneys’ fees; and (c) all claims Chait may have against BASi arising out of Chait's employment and/or termination of employment with BASi, including any claims arising out of his Employment Agreement dated November 6, 2007, any bonus program, or any vacation policy.  Chait agrees and understands that any claims he may have under the aforementioned laws, statutes or any other federal, state or local law, ordinance, rule or regulation are effectively waived by this Agreement.  Chait understands that the signing of this Agreement prevents him from making any further claims against BASi in connection with his employment and the termination of his employment with the BASi.

4.
Waiver of Re-employment.  Chait waives any right or claim of reinstatement to employment with BASi and agrees not to seek further employment with BASi.  If Chait does seek employment with BASi, BASi is under no obligation to consider him for employment.

5.
Payments and Benefits to be Provided to Chait.  In exchange for and in consideration of Chait's agreement to release all claims against BASi as described in paragraph 3 and in consideration of the other promises contained in this Agreement, BASi agrees as follows:

a.
BASi agrees to pay you a severance benefit of an amount equal to Twelve Months salary (i.e., Thirteen Thousand Seven Hundred Fifty Dollars and No Cents ($13,750.00 per month), for a gross amount of One Hundred Sixty-Five Thousand Dollars and No Cents ($165,000.00), less tax and other deductions required by law.  These amounts will be paid to you in the form of salary continuation beginning the first pay period following the Release Effective Date and ending twelve months later.  Unless you notify BASi’s payroll department of a different bank account, this amount will be deposited in the bank account that you have previously designated for direct deposit.

Dr. Edward M. Chait
November 10, 2008

a.
Additionally, BASi agrees to continue health insurance coverage for you and any covered dependents under BASi’s group health insurance program through December 31, 2008.  You will be responsible for the employee portion of the premium.

b.	Chait agrees that all of his stock options, including vested and unvested stock options, shall be irrevocably terminated and of no further effect as of the date hereof.

6.
Acknowledgement.  Chait acknowledges that he is not entitled to any of the payments and benefits listed in paragraph 5 of this Agreement unless he signs this Agreement.  Chait further acknowledges that: (a) the payments and benefits listed in paragraph 5 of this Agreement are in lieu of any amounts he may claim to have been entitled to under his Employment Agreement dated November 6, 2007, BASi's vacation policy, and any applicable bonus programs; and (b) the release of claims contained in paragraph 3 of this Agreement includes any claims by him for further payments or benefits under his Employment Agreement dated November 6, 2007, BASi's vacation policy and/or any applicable bonus programs.

7.
Non-Disparagement.  In consideration of the promises made in this Agreement, Chait agrees that he shall not make any false, negative or disparaging remarks or comments to any person and/or entity about BASI or any of its executives, nor shall Chait make any statement that may subject BASi to potential embarrassment, humiliation or any other negative consequence.  In addition, Chait agrees that he shall not make any public statement, including but not limited to, the media or to BASi employees, regarding the termination of his employment with BASi.

8.
Confidentiality.  The Parties agree that an essential condition and material term of this Agreement shall be that the terms of this Agreement and all negotiations, discussions, correspondence and other related matters that preceded it shall be maintained confidential. Chait agrees that neither he nor his representatives shall in any way publish, reveal, disclose, or cause to be published, revealed, or disclosed, any terms, information, or details of this Agreement, or the negotiations and discussions that preceded it.  These restrictions on disclosure do not apply to disclosures which may be required by law or by judicial or administrative process or order. The Parties may disclose the terms of this Agreement to BASi management or Chait's immediate family, attorney, or income tax services provider, provided they agree to keep same confidential and not make any disclosures in any manner that is inconsistent with the terms of this Agreement.

9.
Consultation with Attorney.  Chait agrees that he has read this Agreement and the releases contained herein, that he understands all of the terms hereof, that he has not been coerced, threatened or intimidated into signing this Agreement, and that he executes this Agreement voluntarily and with full knowledge of its meaning and consequences and that he has had sufficient opportunity to consult with his attorney regarding this Agreement.  Chait further acknowledges that BASi hereby advises him that he should consult with an attorney before executing this Agreement.

Dr. Edward M. Chait
November 10, 2008

10.
Violation of Agreement and Severability.  Chait agrees that if he breaches any obligation set forth in this Agreement, BASi shall cease all payments to him, as described in this Agreement.  Chait also understands and agrees that in the event that this Agreement is ever held to be invalid or unenforceable, in whole or in part, as to any particular type of claim or charge or as to any particular circumstances, this Agreement shall remain fully valid and enforceable as to all other claims, charges and circumstances.

11.
Restrictive Covenants.  Chait agrees that for the two (2) years immediately following the effective date hereof (which, in the event of a breach of this paragraph 11 by Chait, shall be extended automatically by a number of days equal to the number of days during which the breach exists) (the “Restricted Period”), Chait shall not directly or indirectly:

a.	Customer Non-Solicitation. Contact, solicit or communicate with any Customer of the Company, or any Prospective Customer of the Company, for the purpose of:

i.	diverting or influencing or attempting to divert or influence any business of the Company to a Competitor of the Company;

ii.	marketing, selling, distributing, leasing or providing any products or services in competition with the services or products offered by the Company in the Company’s Business; or

iii.	otherwise interfering in any fashion with the Company’s Business or operations then being conducted by the Company or the Company's relationship with any of its Customers or Prospective Customers.

b.
Employee Non-Solicitation.  Solicit, hire or employ any person who is an employee of the Company or in any way (a) cause or assist or attempt to cause or assist any employee to leave the Company or (b) directly or indirectly seek to solicit, induce, bring about, influence, promote, facilitate, or encourage any current employee of the Company to leave the Company.

c.
Activities Not Prohibited.  The restrictions of this paragraph 11 shall not be deemed to prevent Chait from owning (1) not more than 5% of the issued and outstanding shares of any class of securities of an issuer whose securities are listed on a national securities exchange or registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and/or (2) any issued and outstanding securities of BASi, provided that Chait shall not, either directly or indirectly (i) act to increase his direct or beneficial ownership of any class of equity security of BASi, provided, however:

Dr. Edward M. Chait
November 10, 2008

i.
Neither Chait nor any Affiliate (as such term is defined in Rule 405 under the Securities Act of 1933 as amended) of Chait will:  (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct rights or options to acquire any voting securities of BASi, (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote as such terms are used in the proxy rules of the Securities and Exchange Commission, or seek to advise or influence any person or entity with respect to the voting of any voting securities of BASi, (iii) form, join, or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to any voting securities of BASi, or (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors, or policies of BASi, or initiate, induce or attempt to induce or give encouragement to any other person to initiate, any tender or exchange offer for securities of BASi or for a change of control of BASi.  Chait acknowledges that BASi would not have an adequate remedy at law for money damages in the event that this covenant were not performed in accordance with its terms and therefore agrees that BASi shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

d.
Modification.  In the event a court of competent jurisdiction determines that any of the foregoing restrictions are unreasonable in terms of geographic scope or otherwise then Chait and the Company agree that the court is hereby authorized to reduce the scope of said restriction through application of the blue pencil doctrine and enforce this paragraph 11 as so reduced.  If any sentence, word or provision of this paragraph 11 shall be determined to be unenforceable, the same shall be severed herefrom and the remainder shall be enforced as if the unenforceable sentence, word or provision did not exist.  Chait acknowledges that all of the provisions contained in this Agreement, including the restrictions of the covenant not to compete, are reasonable and necessary to protect the legitimate interests of the Company.

e.	Definitions.

i.
Competitor.  A “Competitor” shall mean any person or entity that provides research or development resources to pharmaceutical, medical device or biotechnology companies, or that provides outsourced drug development services, biological services or products used in the development of pharmaceutical products or in pharmaceutical or biological research.

Dr. Edward M. Chait
November 10, 2008

ii.
Customer.  A “Customer” of the Company is any person or entity which, within the twenty-four (24) month period preceding the date hereof, used, leased, received or purchased or contracted to use, lease, receive or purchase any of Company’s products or services.

iii.
Prospective Customer.  A “Prospective Customer” of the Company is any person or entity to which, within the twenty-four (24) month period preceding the date hereof, a proposal for services was submitted or which was specifically identified by the Company as a prospective customer or prospective client.

iv.
Business.  The "Business" is BASi's products and services offered as an alternative to its clients' internal product development, compliance, and quality control programs and outsourced drug development services, biological services and products useful in developing pharmaceutical products and performing pharmaceutical and biological research.

f.
Confidentiality and Other Matters.  Chait acknowledges that the terms of this paragraph 11 are in addition to the terms of Article 3 ("Confidentiality and Other Terms") of his Employment Agreement dated November 6, 2007.  In the event of any conflict between the terms of this paragraph 11 and Article 3 of his Employment Agreement, Chait understands and agrees that the more restrictive terms will control.

12.
Acceptance of Agreement.  To accept the terms of this Agreement, Chait must deliver this Agreement, after it has been signed and dated by him to the undersigned in an envelope marked “Personal and Confidential.”

13.
Chait's Representations.  Chait represents and warrants that in the making and execution of this Agreement, he is not relying on any representation, statement, or assertion of fact or opinion made by any agent, attorney, employee, or representative of the persons, parties, or corporations being released herein, and he hereby waives any right to rely upon all prior agreements and/or oral representations made by any agent, attorney, employee, or representative of such persons, parties, or corporations even though made for the purpose of inducing him to enter into this Agreement.

14.
Return of BASi’s Property.  Chait hereby represents and warrants that he has returned to BASi all of BASi’s property that was in his possession or control.  This includes, but is not limited to, keys, credit cards, phone cards, cellular telephones, pagers, directories, computer hardware and software, books, documents, memoranda, and all other records, and copies thereof.

Dr. Edward M. Chait
November 10, 2008

15.
Cooperation and Transition Assistance.  Chait agrees that he will be available to assist BASi with transitional matters relating to his former duties with BASi, without additional compensation, for the severance period discussed in paragraph 5, above.

16.
Miscellaneous. The Parties agree that this Agreement is deemed made and entered into in the State of Indiana and in all respects shall be interpreted, enforced and governed under the laws of the State of Indiana, unless otherwise preempted by federal law. Jurisdiction and venue for litigation of any dispute, controversy, or claim arising out of or in connection with this Agreement shall lie exclusively in the federal or state courts in Tippecanoe County, Indiana, and the Parties hereby consent to service of process from said courts.  This Agreement shall inure to the benefit of and may be enforced by, and shall be binding on The Parties and their heirs, executors, administrators, personal representatives, assigns, and successors in interest.  The language of all parts of this Agreement shall be in all cases construed as a whole, according to its fair meaning, and not strictly for or against the drafter.

17.
Time to Consider this Agreement.  Chait understands that he has until twenty-one (21) days from the date of delivery of this Agreement to consider the terms of this Agreement.  Chait understands that he may sign this Agreement at any time during the twenty-one day period.  Chait understands that he may revoke this Agreement if he so chooses until seven (7) days after the date of execution.  Chait further understands that this Agreement will not become effective or enforceable and that BASi’s obligations in paragraph 5 of this Agreement to make payments and provide benefits will not become effective or enforceable until seven (7) days from the date of Chait's execution of this Agreement and provided that the Agreement is not revoked during such seven day period ("Release Effective Date").

18.
OWBPA Disclosures. Chait understands that the claims released by this Agreement include claims under the Age Discrimination in Employment Act, as modified by the Older Worker Benefit Protection Act ("OWBPA").  Chait acknowledges that he has been advised by BASi to consult with an attorney concerning the requirements of the OWBPA.  By his signature below, Chait signifies his understanding that this Agreement satisfies the requirements of the OWBPA.

Sincerely,

BIOANALYTICAL SYSTEMS, INC.

Richard M. Shepperd
President & C.E.O.

Dr. Edward M. Chait
November 10, 2008

My signature below represents my unconditional acceptance of all terms and conditions contained in this Agreement.

Dr. Edward M.. Chait	Date